QUARTERLY AND FULL-YEAR EARNINGS AND SPEEDPAY ACQUISITION PRESENTATION February 28, 2019 ACI Worldwide Exhibit 99.3

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward-looking statement in this presentation, except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

Phil Heasley Chief Executive Officer Year in Review

Full year new bookings up 22% from 2017 Full year total bookings up 15% from 2017 Cash flow from operations up 26% in 2018 Providing 2019 guidance; raising adjusted EBITDA outlook Acquiring Speedpay 2018 in Review

ACI to acquire Western Union’s US-based bill payment business Transaction rationale of Speedpay is Compelling Acquisition includes approximately 270 billers and the intellectual property related to its platform Combines two strong electronic bill pay businesses, bringing together unparalleled vertical experience and payments thought leadership Combined entity better positioned to grow within existing verticals and pursue additional fast-growing segments Accelerates technical innovation through increased R&D and shared feature enhancements Significantly increases scale and margin of ACI On Demand platform

Confidential Scott Behrens Chief Financial Officer Financial Review

*Adjusted for fx Bookings New bookings were $757 million, up 22% Total bookings were $1.26 billion, up 15% Backlog* 60-month backlog of $4.2 billion, up $9 million from Q3 2018 12-month backlog of $811 million, down $14 million from Q3 2018 Revenue and Adjusted EBITDA On Premise revenue declined 3%, given certain contract delays On Premise adjusted EBITDA margin 56% versus 58% in 2017 On Demand revenue grew 2% On Demand net adjusted EBITDA margin was 5% versus -1% in 2017 Debt and Liquidity Cash flow from operating activities was $184 million, up 26% over 2017 Adjusted operating free cash flow was $148 million, up 14% over 2017 Ended the year with $149 million in cash Ended the year with $685 million in debt, down $11 million for the year Repurchased 2.3 million shares for $54 million, or an average of $23.21/share $176 million remaining on share repurchase authorization Key Takeaways from the Year

2019 Guidance 2019 revenue and adjusted EBITDA quarterly phasing expected to be consistent with 2018 Q1 2019 revenue expected to be $205 million to $215 million New bookings growth expected to be in the upper single digits to low double digits 2019 adjusted operating free cash flow expected to be in a range of $165 million and $180 million 2020 adjusted EBITDA targeted to be in a range of $335 million to $350 million Guidance does not include any contribution from Speedpay acquisition. ACI plans to update guidance upon acquisition close

2019 Guidance Other 2019 Guidance Assumptions Interest expense of $39 million and cash interest of $36 million Capital expenditures to approximate $50 million Depreciation and amortization to approximate $100 million Non-cash compensation expense to approximate $35 million Pass through interchange revenues to approximate $180 million to $185 million Cash taxes expected to approximate $40 million Effective tax rate expected to approximate 25% Diluted share count to approximate 117 million (excluding future share buy-back activity)

$750M Speedpay Transaction Summary $750 million implies 2.2x Revenue and 8.0x EBITDA Valuation prior to consideration of: Tax benefit with NPV of ~$100 million Potential synergies Double digit accretive in first full year on an adjusted EPS basis Attractive Value* * Based on 2018 gross revenue and adjusted EBITDA. Carve-out of Western Union’s U.S. Bill Pay business includes: ~270 biller customers Speedpay intellectual property ~145 direct employees More than $350 million in revenue and over $90 million in EBITDA Speedpay Overview* 100% cash. No financing contingency; bank facility committed at signing Pro forma Net debt / EBITDA 3.7x Strong cash flow profile allows for rapid deleveraging Transaction Funding Customary regulatory approvals Closing anticipated by end of Q2 2019 Expected Closing

Appendix

Monthly Recurring Revenue

Historic Bookings By Quarter* * Numbers adjusted for CFS divestiture

Adjusted EBITDA and Segmented Data

Adjusted Operating Free Cash Flow and 60-Month Backlog

EPS Impact of Non-Cash and Significant Transaction Related Items

Contract Duration Metric Represents dollar average remaining contract life (in years) for term license software contracts Excludes perpetual contracts (primarily acquired software contracts) Excludes all On Demand contracts as both cash and revenue are ratable over the contract term

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and non-cash compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include: Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization, and non-cash compensation, as well as significant transaction related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss). Non-GAAP Financial Measures

Non-GAAP Financial Measures ACI is also presenting adjusted operating free cash flow, which is defined as net cash provided by operating activities, plus net after-tax payments associated with employee-related actions and facility closures, plus net after-tax payments associated with significant transaction-related expenses, and less capital expenditures plus European data center and cybersecurity capital expenditures. Adjusted operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize adjusted operating free cash flow as a further indicator of operating performance and for planning investing activities. Adjusted operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities. A limitation of adjusted operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that adjusted operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. ACI also includes backlog estimates, which include all license, maintenance, and services (including SaaS and Platform) specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates.

Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License, facilities management, and SaaS and platform arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period.   Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including, but not limited to, reasons outside of management’s control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer’s industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period.   Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. Non-GAAP Financial Measures

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this presentation include, but are not limited to, statements regarding: Expectations that the transaction rationale of Speedpay is compelling; Expectations of the combined entity being better positioned to grow within existing verticals and pursue additional fast-growing segments; Expectations regarding the acquisition accelerating technical innovation through leveraged R&D and shared feature enhancements; Expectations regarding the significant increase in scale and margin of ACI’s on Demand platform; 2019 financial guidance related to revenue, adjusted EBITDA and full-year new bookings growth; Expectations regarding revenue in the first quarter of 2019; Expectations regarding adjusted operating free cash flow in 2019; Expectations regarding 2020 EBITDA target; and Expectations regarding 2019 interest expense, capital expenditures, tax rate, and other financial guidance. Forward-Looking Statements

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, the success of our Universal Payments strategy, demand for our products, restrictions and other financial covenants in our debt agreements, consolidations and failures in the financial services industry, customer reluctance to switch to a new vendor, the accuracy of management’s backlog estimates, the maturity of certain products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, volatility and disruption of the capital and credit markets and adverse changes in the global economy, our existing levels of debt, impairment of our goodwill or intangible assets, litigation, future acquisitions, strategic partnerships and investments, the complexity of our products and services and the risk that they may contain hidden defects or be subjected to security breaches or viruses, compliance of our products with applicable legislation, governmental regulations and industry standards, our ability to protect customer information from security breaches or attacks, our compliance with privacy regulations, our ability to adequately defend our intellectual property, exposure to credit or operating risks arising from certain payment funding methods, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, business interruptions or failure of our information technology and communication systems, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, exposure to unknown tax liabilities, volatility in our stock price, and potential claims associated with our sale and transition of our CFS assets and liabilities. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Forward-Looking Statements